UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 4, 2024

BLACKLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37924	46-3354276

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor Woodland Hills, California 91367
(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	BL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 7, 2024, BlackLine, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that Mark Partin had informed the Company of his retirement and intention to resign as Chief Financial Officer (“CFO”) of the Company, effective March 1, 2025, and the appointment of Patrick Villanova, the Company’s Chief Accounting Officer (“CAO”) to succeed Mr. Partin as CFO, as well as the appointment of Michelle Stalick, the Company’s Controller, to succeed Mr. Villanova as CAO. This Form 8-K/A is being filed solely to report compensation information for Mr. Villanova and Ms. Stalick that was unavailable at the time the Original Form 8-K was filed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointments of Mr. Villanova to CFO and Ms. Stalick to CAO, each as previously reported, on February 12, 2025 the compensation committee of the Company’s board of directors modified the cash compensation payable to each of Mr. Villanova and Ms. Stalick, with such changes to be effective March 1, 2025. Mr. Villanova’s base salary was increased to $435,000 per year and his target annual incentive was increased to 75% of his base salary. Ms. Stalick’s base salary was increased to $370,000 per year and her target annual incentive remained at 40% of her base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKLINE, INC.

Date: February 18, 2025	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Chief Legal and Administrative Officer

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